UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023

CHAVANT CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 9th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1086

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001 per share, and three-quarters of one redeemable warrant	CLAYU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	CLAY	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	CLAYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2023, Chavant Capital Acquisition Corp. (the “Company”) received an additional written notice of determination of delisting (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice references (i) the Company’s scheduled hearing before a Nasdaq Hearings Panel (the “Panel”), on November 9, 2023 (the “Hearing”), in connection with the Company’s previously reported failure to maintain a minimum Market Value of Listed Securities (“MVLS”) for the Company’s ordinary shares above the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) and (ii) the Company’s previously reported failure to satisfy Listing Rule 5550(a)(3), which requires the Company to have at least 300 “Public Holders” (as defined in Listing Rule 5005(a)(36)) for continued listing on The Nasdaq Capital Market (the “Minimum Public Holders Rule”). The Notice states that the Company’s failure to satisfy the Minimum Public Holders Rule serves as an additional basis for delisting the Company’s securities (Nasdaq: CLAY, CLAYU and CLAYW) and notifies the Company that the Panel will consider this matter at the Hearing in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market.

The Company is monitoring the number of its Public Holders and the MVLS of its ordinary shares and considering options available to it to potentially achieve compliance. The Company has submitted a plan of compliance to Nasdaq in preparation for the Hearing.

The Panel has the authority to grant an additional extension period for compliance, but there can be no assurance that the Company will be granted more time to attempt to comply with the Minimum Public Holders Rule or the MVLS Rule or be able to regain or maintain compliance with Nasdaq listing standards.

The Notice does not signify imminent delisting and has no immediate effect on the listing or trading of the Company’s securities on The Nasdaq Capital Market.

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For example, there can be no assurance that the Company will regain compliance with the Minimum Public Holders Rule, the MVLS Rule or otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to the risks and uncertainties set forth under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December, 31, 2022, which was filed with the SEC on March 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which was filed with the SEC on August 18, 2023, as such factors may be updated from time to time in the Company’s filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made and the Company does not undertake any duty to update these forward-looking statements, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAVANT CAPITAL ACQUISITION CORP.

	By:	/s/ Jiong Ma
	Name:	Jiong Ma
	Title:	Chief Executive Officer

Date: October 24, 2023